Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference of our firm under the caption “Experts" and to the incorporation by reference of our report dated March 31, 2017 with respect to the consolidated financial statements of Micronet Enertec Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2016, in this Registration Statement on Form S-3 and related Prospectus of Micronet Enertec Technologies, Inc., and filed with the Securities and Exchange Commission.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

July 31, 2017